SECURITIES AND EXCHANGE COMMISSION

Washington, D. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2007

QRS Music Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31955	36-3683315
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

2011 Seward Avenue, Naples, Florida 34109

(Address of Principal Executive Offices)

(239) 597-5888
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

QRS Music Technologies, Inc.

Form 8-K

Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2007, QRS Music Technologies (“QRS”) and Samick Musical Instruments Co., Ltd, a Korean corporation (“SMK”) entered into a Manufacturing and Supply Agreement (the “Agreement”) with respect to the manufacturing of exclusive pianos, products and parts. Under the agreement, SMK will manufacture for and supply to QRS specified pianos, products and parts from any of the SMK facilities.   SMK will manufacture and supply for QRS, a specified amount of product for sale and distribution by QRS.  This product will remain with QRS, on consignment, until such time as the product is sold, and title passes to the purchaser.  Such product will be paid for 6 months after the sale of the product, and will be guaranteed by a letter of credit.

SMK also granted QRS exclusive distribution rights of any SMK product incorporating a specific grand piano scale.

The Agreement commences on September 21, 2007, and will extend for a period of seven years, with an automatic five year extension, unless either party notifies the other in writing prior to the expiration that they wish to cancel the contract.  Both parties anticipate the first products to arrive in the United States sometime after January, 1, 2008.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1         Contract Manufacturer/Distributor Agreement dated September 21, 2007 between QRS Music Technologies and Samick Music Korea.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 9/26/07	QRS MUSIC TECHNOLOGIES, INC.

/s/ Tom Dolan
Title: Chief Executive Officer

/s/ Ann Jones
Title: Chief Financial Officer